UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2019

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05. Costs Associated with Exit or Disposal Activities.

On December 21, 2018, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (“Selecta” or the “Company”) approved a plan to reduce Selecta’s headcount by approximately 36% (the “Workforce Reduction”) following a strategic review of the Company’s business. The Workforce Reduction aims to align Selecta’s workforce with the Company’s newly announced strategy to focus on the development of the Company’s lead product candidate, SEL-212, for the treatment of chronic refractory gout, and advancement of the Company’s ImmTOR™ technology (SVP-Rapamycin) in the area of gene therapy, specifically ImmTOR in combination with AAV gene therapy for the treatment of Crigler-Najjar Syndrome ("CN"), as well as the deprioritization of the Company’s oncology development program. While the Workforce Reduction generally affects employees in all areas of Selecta, primarily affected are those working in research and related general and accounting functions. The Workforce Reduction resulted in the termination of approximately 17 employment positions effective January 3, 2019, and the affected employees were notified on the same date. Following the Workforce Reduction, Selecta expects to have approximately 45 full-time employment positions and to be appropriately resourced to continue executing on its current strategy. Selecta estimates that it will incur aggregate charges in connection with the Workforce Reduction of approximately $488,000 for employee severance and termination benefit costs, all of which are expected to be cash expenditures.

Selecta expects to substantially complete the Workforce Reduction during the first quarter of 2019.

Item 7.01. Regulation FD Disclosure.

On January 3, 2019, the Company announced new interim data from its ongoing Phase 2 Company-sponsored trial of SEL-212, for the treatment of chronic refractory gout, which is assessing single ascending dose safety, pharmacokinetics and pharmacodynamics of SEL-212 in patients with elevated uric acid levels. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On January 3, 2019, the Company announced new interim data from five patients in its Phase 2 trial of SEL-212 receiving five monthly combination doses of SEL-212, consisting of up to 0.15 mg/kg of ImmTOR in combination with 0.2 or 0.4 mg/kg of pegadricase. In these cohorts, approximately 66% of the evaluable patients maintained serum uric acid level control below 6 mg/dL throughout five months of therapy. Furthermore, reduced total urate burden and lowered flare rates and severity were observed in the Phase 2 clinical trial, and SEL-212 continued to be generally well tolerated.

In addition, the Company announced plans to initiate a head-to-head superiority trial of SEL-212, utilizing revised stopping rules, compared to the current FDA-approved uricase therapy, Krystexxa, in the first quarter of 2019. An interim six-month data readout is projected for the fourth quarter of 2019 with a full statistical superiority data analysis expected in the first quarter of 2020. The Company plans to initiate a Phase 3 clinical trial of SEL-212 in the fourth quarter of 2019.

In September 2018, the Company announced a collaboration with the European consortium, CureCN, for an ImmTOR+AAV gene therapy combination product candidate in CN. The Company expects CureCN to initiate preclinical toxicology studies in the first half of 2019 and for the combination product candidate to enter the clinic in the second half of 2019.

In March 2018, the Company initiated a Phase 1 trial of SEL-403 in patients with malignant pleural or peritoneal mesothelioma who have undergone at least one regimen of chemotherapy under a Cooperative Research and Development Agreement at the National Cancer Institute, part of the National Institutes of Health. On January 3, 2019, the Company announced that it plans to deprioritize the SEL-403 Phase 1 oncology development program, which was placed on clinical hold by the FDA.

Forward-Looking Statements Disclaimer

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our business strategy and operations, the size, timing and impact of the Workforce Reduction and related activities, the expected size and sufficiency of our workforce following such reduction, the estimated charges and costs expected to be incurred in connection with such reduction, and the amount of such charges expected to result in cash expenditures, the anticipated timing of the head-to-head trial comparing SEL-212 and Krystexxa and related data readouts, expectations surrounding the initiation of a Phase 3 clinical trial of SEL-212 and timing thereof, the potential of ImmTOR to enable re-dosing of AAV gene therapy and the anticipated timing of preclinical toxicology studies and initiation of a clinical trial related thereto, and plans to deprioritize the SEL-403 program. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our strategy may change, and we may not be able to effectively implement our current strategic plan; the size of our workforce following the reduction in force may not be sufficient, and we may not be able to effectively attract or retain new employees; risks associated with our reduction in workforce, such as employee claims and the risk that the actual financial and other impacts of the reduction could vary materially from the outcomes anticipated; the uncertainties inherent in the initiation, completion and cost of clinical trials including their uncertain outcomes; the unproven approach of our ImmTOR technology; undesirable side effects of our product candidates; our reliance on third parties to manufacture our product candidates and to conduct our clinical trials; our inability to maintain our existing or future collaborations or licenses; our inability to protect our proprietary technology and intellectual property; potential delays in regulatory approvals; our dependence on our ability to retain key executives and to attract, retain and motivate qualified personnel; and availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on November 8, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release issued on January 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: January 3, 2019	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer

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